Exhibit 10.1

AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDMENT (this “Amendment”) is made and entered into as of December 26, 2023 (“Effective Date”) by and between AudioEye, Inc. (the “Company”), and David Moradi, a natural person (“Executive”) and amends the Amended and Restated Employment Agreement (the “Employment Agreement”) made and entered into as of April 5, 2022, by and between the Company and Executive.

RECITALS

WHEREAS, Executive is a senior executive and officer of the Company and has made and is expected to continue to make major contributions to the profitability, growth and financial strength of the Company; and

WHEREAS, the Company and Executive desire to amend the Employment Agreement, as set forth in this Amendment.

AGREEMENT

The Company and Executive hereby agree as follows:

1.	Salary. Effective January 1, 2024, Section 4 (Salary) of the Agreement is hereby replaced in its entirety as follows:

“The Company agrees to pay Executive a salary (the “Salary”) during his employment at an annual rate of $400,000 per year. The Company shall make all Salary payments in periodic installments in accordance with the Company’s regular payroll practices.”

2.	Miscellaneous.

(a)        The Amendment and the Employment Agreement constitute and embody the full and complete understanding and agreement of the parties with respect to Executive’s employment by the Company.

(b)       The provisions of Section 14 (Miscellaneous) of the Employment Agreement shall apply to this Amendment, mutatis mutandis.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, Executive and the Company have caused this Amended and Restated Employment Agreement to be executed as of the date first above written.

AudioEye, Inc.

By:	/s/ Carr Bettis	/s/ David Moradi
	Carr Bettis	David Moradi
Chairman of the Board and
Executive Chairman

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